Exhibit 10.7

                          Interim Services Agreement


     This Interim Services Agreement, made as of the 30th day of April, 1997 by and among Lockheed Martin Corporation, a Maryland corporation ("LM"), L-3

Communications Holdings, Inc., a Delaware corporation ("Newco") and L-3

Communications Corporation, a Delaware corporation that is a wholly owned

Subsidiary of Newco ("L-3").

                             W I T N E S S E T H:

     WHEREAS, LM and Newco, together with Lehman Brothers Capital Partners

III, L.P., Frank C. Lanza and Robert V. LaPenta, have entered into a

Transaction Agreement (the "Transaction Agreement"); and

     WHEREAS, pursuant to Section 2.01(vi) of the Transaction Agreement, LM

has agreed to provide to Newco and Newco has agreed to provide to LM certain services including the Services described herein; and

     WHEREAS, pursuant to Section 15.04 of the Transaction Agreement, Newco

has assigned its rights and obligations under Section 2.01(vi) of the

Transaction Agreement to L-3; and

     WHEREAS, the provision of certain other services contemplated by Section

2.01(vi) of the Transaction Agreement are the subjects of various real property leases, a Transition Services Agreement concerning information and communication systems services and a MAC/MAR Service Agreement all of even date herewith between LM or its Affiliates and L-3 or its Affiliates

(collectively, the "Other Agreements").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties hereby covenant and agree as follows:

     1.   Definitions. Defined terms used in this Interim Services Agreement shall have the meanings specified in the Transaction Agreement (including all
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Exhibits, Schedules and Attachments thereto).  In addition, the following terms shall have the following meanings:

     "Other Agreements" has the meaning set forth in the Preamble to this

Interim Services Agreement.

     "Provider" means any of LM, L-3, or any of their respective Affiliates designated on the relevant Schedule as the operating unit which is to provide a Service to another party pursuant to the terms of this Interim Services

Agreement.

     "Recipient" means any of LM, L-3, or any of their respective Affiliates designated on the relevant Schedule as the operating unit which is to receive a Service from the Provider pursuant to the terms of this Interim Services

Agreement.

     "Schedule" means each Schedule attached hereto.

     "Service" means each service (including the provision of limited space or equipment) described on a Schedule attached hereto to be provided by a

Provider to a Recipient pursuant to the terms of this Interim Services

Agreement excluding any service addressed in any of the Other Agreements or in the Transaction Agreement including, without limitation, in Sections 7.02 and 8.02 thereof.

      2.  Services To Be Provided.  During the term of this Interim Services

Agreement, each of LM and L-3 shall provide or shall cause each of its respective Affiliates that is designated as a Provider on a Schedule or a third party provider that such Provider reasonably believes to be competent to provide the Services described on such Schedule to the Recipient

designated on such Schedule.   The parties acknowledge that the Services to

be provided by L-3 include providing certain services to Loral Space &

Communications, Ltd. relating to its offices at 600 Third Avenue, New York,

New York that currently are provided to Loral Space & Communications, Ltd. by

LM.
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     3.   Consideration; Disbursements.

     (a)  In consideration for the Services provided, the Recipient shall pay to the Provider amounts determined on a basis consistent with methodologies used to allocate costs for the provision of such Services prior to the date hereof.  The Provider shall invoice the Recipient for the Services provided hereunder on a monthly basis and the Recipient shall pay the amount of such invoice in immediately available funds within 15 days of the date hereof.

     (b)  In addition to amounts due pursuant to Section 3(a), if the provision of a Service will result in the Provider's incurring incremental

"systematic costs" (such as the costs of partitioning data bases or establishing firewalls) which costs would not be reimbursed under Section

3(a), then the Provider shall provide the Recipient with a written explanation of such costs and the reason that they will be incurred.

Thereafter, the Provider and the Recipient shall in good faith discuss the matter.  If the Recipient agrees in writing to be responsible for such costs,

then such amounts shall be included within the invoices contemplated by

Section 3(a).  If the Recipient declines to be responsible for such costs,

then, notwithstanding any other provision of this Agreement, if such Service cannot be provided in a commercially reasonable manner absent the incurrence of such costs then the Provider may curtail or limit the Provider's provision of the related Service; provided, however, that such limitation or curtailment shall be the minimum reasonably necessary to allow, if possible,

the provision of the related Service in a commercially reasonable manner absent the incurrence of such costs.

     (c)  In addition to amounts due pursuant to Section 3(a), if the provision of a Service results in the Provider's incurring reasonable incremental out-of-pocket expenses (such as travel expenses, accounting fees and the fees of outside counsel) other than the costs of retaining third-

party providers to perform Services that ordinarily would be performed by the
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Provider, such reasonable incremental out-of-pocket expenses shall be charged to and paid by the Recipient.

     (d)   No Provider shall be required to disburse its own funds for or on behalf of a Recipient.  If the provision of a Service requires the Provider to disburse funds for or on behalf of a Recipient, the Provider may require the Recipient to advance such funds to the Provider prior to such disbursement.

     4.   Provision and Retention of and Access to Information.

     (a)  Where input or other information has been provided by the Recipient in the past in connection with a Service, the Recipient shall provide the

Provider with information in the same general format and in accordance with the same schedule followed previously by the Recipient in furnishing such information to the Provider.

     (b)  The Provider will preserve all records supporting the amounts charged to the Recipient pursuant to Section 3 for a period of five years following the invoicing of such amounts, or such longer period as may be required by Applicable Law, and thereafter, not destroy or dispose of such records without giving notice to the Recipient of such pending disposal and offering the Recipient the right to obtain and retain such records at its expense.  In the event the Recipient has not obtained such materials within

30 days following the receipt of notice from the Provider, the Provider may proceed to destroy or dispose of such materials without any liability.

Subject to any disclosure, copying or other limitations imposed by Applicable

Law and to any applicable privileges (including, without limitation, the attorney-client privilege), the Provider shall (i) at its expense afford the

Recipient and its Representatives reasonable access upon reasonable prior notice during normal business hours to all such records and (ii) at the

Recipient's expense provide copies of such records as the Recipient may reasonably request for any proper purpose (including, without limitation, in
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connection with any judicial, quasi judicial, administrative, tax, audit or arbitration proceeding).

     5.   Performance Standard; Confidentiality.

     (a)  Nothing in this Interim Services Agreement shall be construed to require a Provider to provide a Service to a Recipient beyond the scope and content of such Service provided by the Provider to the Recipient immediately prior to the date of this Interim Services Agreement.  Each Provider will perform each Service in the same general manner and according to the same standards that the Service is performed by the Provider for its own operations or for its Affiliates.

     (b)  The Provider will handle, and will cause its Affiliates and any third party provider retained by it to handle, all information disclosed to it or them by a Recipient which the Recipient informs the Provider that it considers proprietary and confidential in the same manner as the Provider handles its own information which it considers proprietary and confidential.

The provisions of this Section 5(b) will not be deemed to prohibit the disclosure of confidential information concerning the operations or affairs of the Business by any of the Lockheed Martin Companies or by L-3, as the

case may be, to the extent reasonably required (i) in connection with audits or other proceedings by or on behalf of a Governmental Authority or (ii) to the extent necessary to comply with any Applicable Law. Notwithstanding the foregoing, the provisions of this Section 5(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by the Provider, (ii) is or becomes available to the Provider on a non-confidential basis from a source that, to the Provider's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iii) is or has been independently developed by the

Provider (other than solely for the Recipient or its Affiliates).
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     6.   Force Majeure.  Neither party shall be liable for any loss or damage whatsoever arising out of any delay or failure in the performance of its obligations pursuant to this Interim Services Agreement which delay or failure results from events beyond the control of that party including but not limited to acts of God, acts or regulations of any Governmental

Authority, war, accident, fire, flood, strikes, industrial disputes or inability to secure goods or materials nor shall any party be entitled to terminate this Interim Services Agreement in respect of any such delay or failure resulting from any such event.

     7.   Dispute Resolution.  In the event of any dispute between a Provider and a Recipient with respect to the provision of any Service pursuant to this

Interim Service Agreement, the individuals designated as the "Individual

Responsible" for each party on the Schedule relating to such Schedule will use commercially reasonable efforts to resolve such dispute promptly.  If such individuals are unable to resolve such dispute promptly, the dispute will be submitted to a member of senior management of each party.  Such members of senior management will meet in person or by telephone conference at least once in the ten (10) day period following the submission of the dispute to them and will use commercially reasonable efforts to resolve such dispute promptly.  If such members of senior management are unable to resolve such dispute within thirty (30) days of the submission of the dispute to them, the parties may exercise any rights or remedies available to them in the Transaction Documents.

     8.   Limited Liability.  Each Provider and its Affiliates shall not be liable whether in negligence, breach of contract or otherwise for any loss,

damage or expense suffered or incurred by a Recipient or a related person or entity arising out of or in connection with the rendering of a Service or any failure to provide a Service except to the extent that such loss, damage or expense is caused by the willful misconduct or gross negligence of the
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Provider or any of its Affiliates.  In no event shall any Provider or its

Affiliates be liable for special, indirect, punitive, incidental or consequential losses, damages or expenses, including, without limitation,

loss of profits.

     9.   Indemnification.  The Recipient of each Service shall indemnify and hold harmless the Provider of such Service in accordance with Article XIII of the Transaction Agreement in respect of any Damages incurred or suffered by the Provider arising out of the provision of or failure to provide such

Service unless the Provider shall have been finally determined by a court of competent jurisdiction to have been guilty of willful misconduct or gross negligence with respect thereto.

     10.  Term, Termination and Effect of Termination.

     (a)  This Interim Services Agreement shall become effective on the date hereof and, unless sooner terminated pursuant to the terms hereof, shall continue in effect until:

          (i)  in the case of each Service as to which the Communications

Systems Business Unit is the Recipient, the date that is [one year] from the date hereof unless such term is extended for up to an additional six (6)

months by the Communications Systems Business Unit giving written notice to the Provider of a Service of its election to extend the term of this Interim

Services Agreement with respect to such Service (and all related Services)

not less than sixty (60) days prior to the expiration of the initial one year term;

          (ii)  in the case of Services to be provided to LM in support of the Internal Revenue Service's audit of the tax returns of Loral Corporation,

the date upon which such audit is completed;

          (iii)  in the case of Services to be provided by either party to the other with respect to the preparation and submission to the U.S.

Government of indirect rates and negotiations with the U.S. Government with
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respect to such submissions, until the date such negotiations are concluded;

and

          (iv)  in all other cases, December 31, 1997.

     (b)   Each Recipient of a Service will use its reasonable commercial efforts to obtain or develop alternative sources for such Service to eliminate its dependency upon the Provider for such Service (and all related

Services) as soon as practicable and, thereupon, to terminate such Service

(and all related Services) pursuant to this Section 10(b).  The Recipient of any Service may terminate any Service (provided that related Services may not be terminated in part) prior to the expiration of the term thereof by providing to the Provider thereof written notice of termination not less than sixty (60) days before the date of such earlier termination and the provision of such Service shall terminate at the end of the period of notice.

     (c)  The Provider of any Service may terminate any Service (provided that related Services may not be terminated in part) prior to the expiration of the term thereof if the Provider discontinues the provision of such

Service to its own operations by providing to the Recipient thereof not less than sixty (60) days prior written notice of termination and the provision of such Service shall terminate at the end of the period of notice.

     (d)  In the case of any employee benefit administration Service to be provided by LM or its Affiliates to L-3 or its Affiliates with respect to an employee benefit plan or arrangement of L-3 or its Affiliates (each a

"Duplicate Plan") that is modeled on an Employee Plan or Benefit Arrangement of a Lockheed Martin Company (each a "Model Plan"), the Provider may terminate any such employee benefit administration Service if, after the date hereof, (i) the Duplicate Plan is amended and the Model Plan is not so amended or (ii) the Model Plan is amended and the Duplicate Plan is not simultaneously so amended, provided that LM has given L-3 at least [sixty

(60)] days prior written notice of the amendment or proposed amendment of the
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Model Plan and, in either case, the effect is to increase the burden on the

Provider in continuing to provide the Service.

     (e)  This Interim Services Agreement may be terminated in whole or in part (provided that related Services may not be terminated in part) as follows:

          (i) by either party if the other party is in material breach of any provision of this Interim Services Agreement, provided that the party seeking to terminate this Interim Services Agreement for breach shall notify the other party of such breach and provide such other party with thirty (30) days to cure such breach;

          (ii) by either party if its provision or receipt of any such

Service is prohibited by Law or subjects it to increased regulation by any

Governmental Authority;

          (iii) by the Provider if it is required to obtain any license or permit not otherwise required of the Provider; or

          (iv) by the Provider if the Recipient ceases to be an Affiliate of

LM or L-3.

     (f)  Other than the parties' rights and obligations under Sections 4(b)

and 5(b) hereof which will survive any termination of this Interim Services

Agreement, whether in whole or in part, (i) neither the Provider nor the

Recipient of any terminated Service shall have any rights or obligations hereunder with respect to any terminated Service after the effective date of such termination and (ii) no party shall have any rights or obligations hereunder after the termination of this Interim Services Agreement with respect to post-termination periods.

     11.  No Agency.  Nothing in this Interim Services Agreement shall be deemed in any way or for any purpose to constitute either party an agent of the other party in the conduct of such party's business.
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     12.  Sole Agreement.  This Interim Services Agreement, including the

Schedules attached hereto, represents the sole agreement of the parties with respect to the Services, and no waiver, alteration, or modification of any provision hereof shall be effective unless in writing and signed by authorized representatives of both LM and L-3.  No provision in the Schedules shall be of any force and effect to the extent that it is inconsistent with the express terms of this Interim Services Agreement.

     13.  Notices.

          (a)  Any notice, request, instruction or other communication by a party concerning the administration of a Services to be provided under this

Interim Services Agreement shall be directed to the individual designated on the applicable Schedule as the "Individual Responsible" with respect to the other party.

          (b)  Any notice required or permitted to be given under this

Interim Services Agreement (other than notices specified in Section 13(a))

shall be in writing and shall be deemed to be given upon delivery in person or upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail or upon being deposited with an overnight courier, charges prepaid, as follows:

     If to LM:      Lockheed Martin Corporation
                    6801 Rockledge Drive
                    Bethesda, Maryland  20817
                    Attention:  Marcus C. Bennett
                    Telecopy (301) 897-6083

     with a copy to:

                    Lockheed Martin Corporation
                    6801 Rockledge Drive
                    Bethesda, Maryland  20817
                    Attention:  Frank H. Menaker, Jr.
                    Telecopy (301) 897-6791

     if to Newco or L-3:
                    L-3 Communications Holdings, Inc.
                    600 Third Avenue
                    New York, New York  10016
                    Attention: Robert V. LaPenta
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                    Telecopy:  (212) 805-5470

     with copies to:
                    L-3 Communications Holdings, Inc.
                    600 Third Avenue
                    New York, New York  10016
                    Attention: General Counsel
                    Telecopy:  (212) 805-5494

The place for notice may be changed by notice sent in accordance with this

Section 13.

     14.  Successors and Assigns.  This Interim Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Interim Services

Agreement may not be assigned in whole or in part (except in the case of an assignment to an Affiliate of LM or L-3 that remains an Affiliate of such party for the remainder of the term hereof) without the prior written consent of the other party hereto.

     15.  Third Party Beneficiaries.  No provision of this Interim Services

Agreement shall create any third party beneficiary rights in any Person.

     16.  Governing Law.  This Interim Services Agreement shall be construed in accordance with and governed by the law of the State of New York.

     17.  Counterparts; Effectiveness.  This Interim Services Agreement may

be signed in any number of counterparts, each of which shall be an original,

with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Interim Services Agreement shall be effective as of

April 30, 1997.
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     IN WITNESS WHEREOF, the parties hereto have executed this Interim

Services Agreement on the dates indicated below but as of the day and year first above written.

                               LOCKHEED MARTIN CORPORATION



Date:

BY:__________________________(SEAL)

                               L-3 COMMUNICATIONS HOLDINGS, INC.



Date:

BY:__________________________(SEAL)

                               L-3 COMMUNICATIONS CORPORATION



Date:

BY:__________________________(SEAL)